INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 811-09373 of Oppenheimer Senior Floating
Rate Fund on Form N-2 of our report dated August 21, 2002, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in both the Statement of Additional
Information and in the Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
September 18, 2002